                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                      ACCEPTANCE INSURANCE COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No Fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     3) Filing Party:
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     4) Date Filed:

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

                  [ACCEPTANCE INSURANCE COMPANIES INC. LOGO]
                     ACCEPTANCE INSURANCE COMPANIES INC.
                            222 SOUTH 15TH STREET
                               SUITE 600 NORTH
                               OMAHA, NE 68102
                                (402) 344-8800

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 28, 1998

To Shareholders:

     Please take notice that the Annual Meeting of Shareholders of Acceptance Insurance Companies Inc. (the "Company") will be held at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, on May 28, 1998, at 10:00 a.m., local time. At the meeting, shareholders will be asked to consider and vote upon the following matters:

     (1) The election of nine directors to hold office until the Annual Meeting in 1999 or until the election and qualification of their successors;

     (2) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and

     (3) Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 22, 1998, will be entitled to vote at the Meeting or any adjournment thereof. A list of shareholders entitled to notice of and to vote at the Meeting will be available for inspection at the offices of the Company during the ten days preceding the Annual Meeting.

                                          By Order of the Board of Directors,
                                          DONN E. DAVIS
                                          Secretary

Omaha, Nebraska
April 30, 1998

                   YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND
              RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED
               ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT
            AT THE MEETING AND VOTE IN PERSON. IN THE EVENT YOU WISH
                     TO ATTEND THE MEETING, YOU MAY REVOKE
                         YOUR PRIOR PROXY BY SO VOTING.

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102

                          ---------------------------

                                PROXY STATEMENT
                          ---------------------------

                          MAILING DATE: APRIL 30, 1997

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1997

                                I. INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies to be used in voting at the annual meeting of shareholders of the Company to be held at 10:00 a.m., local time, May 28, 1998, at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"). The Proxy is being solicited by the Company on behalf of the Board of Directors, and this Proxy Statement, together with the accompanying Proxy, is being mailed to shareholders on or about April 30, 1998.

                               VOTING AND PROXIES

RECORD DATE; VOTING RIGHTS

     Only holders of record of the Company's Common Stock at the close of business on April 22, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 15,240,346 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

MATTERS TO BE VOTED UPON; VOTE REQUIRED

     At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

          (1) The election of nine directors to serve until the Annual Meeting in 1999 or until the election and qualification of their successors. Nominees receiving a plurality of the votes cast at the Meeting will be elected as directors of the Company.

          (2) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants. Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast at the Meeting.

     Directors and certain executive officers of the Company and their affiliates own 4,020,992 shares of Common Stock, approximately 26% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the Director nominees and ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants.

SOLICITATION OF PROXIES

     The Company has borne and will bear all costs of this solicitation. Following the original mailing of this Proxy Statement and accompanying materials, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

BOARD RECOMMENDATION

     Properly executed Proxies will be voted in accordance with shareholders' directions. If no directions are given, Proxies will be voted FOR the election of the director nominees, and the ratification of the appointment of the Company's principal independent public accountants. The Board of Directors recommends a vote FOR each of the matters submitted to shareholders for approval at the Annual Meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a holder of Common Stock intends to present at next year's Annual Meeting of shareholders must have been received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than January 3, 1999, in order to be included in the Proxy Statement and the form of a Proxy relating to that meeting.

               II. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the shareholders will consider and vote upon: (1) the election of directors who will serve until the Annual Meeting of Shareholders held in 1999 or until the election and qualification of their successors; and (2) the ratification for Deloitte & Touche LLP as principal independent public accountants for the Company for 1998.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will be asked to elect a board of nine directors to hold office until the Annual Meeting held in 1999 or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's Board of Directors. All of the nominees currently serve as directors of the Company. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

NOMINEES

                                                        POSITION, PRINCIPAL OCCUPATIONS
               NAME AND AGE                                 AND OTHER DIRECTORSHIPS
               ------------                             -------------------------------
Jay A. Bielfield(1), 52...................  Mr. Bielfield has been a director of the Company since
                                            December 1992. Mr. Bielfield is an employee of Little
                                            Caesar International, Inc. Mr. Bielfield is a director
                                            of Major Realty Corporation.
Kenneth C. Coon(2), 47....................  Mr. Coon is Chairman and Chief Executive Officer of the
                                            Company and has been a director of the Company since
                                            December 1992. He served as Interim Chief Executive
                                            Officer of the Company beginning in February 1992, and
                                            as Chairman and President from December 1992 until March
                                            1994, whereupon he was elected Chairman and Chief
                                            Executive Officer. Mr. Coon has been President and Chief
                                            Executive Officer, and a director, of Acceptance
                                            Insurance Holdings Inc. since its formation and of each
                                            of its subsidiaries since their formation or
                                            acquisition; and, since August 1993 has served as a
                                            director of The Redland Group, Inc., and each of its
                                            subsidiaries, all of which are subsidiaries of the
                                            Company. Mr. Coon also serves as a director of Major
                                            Realty Corporation.
Edward W. Elliott, Jr.(2)(4), 54..........  Mr. Elliott has been a director of the Company since
                                            December 1992. Mr. Elliott is Vice-Chairman and Chief
                                            Financial Officer of Franklin Enterprises, Inc., a
                                            private investment management firm located in Deerfield,
                                            Illinois. Mr. Elliott also serves as a director of
                                            Warehouse Club, Inc.
Robert LeBuhn(3), 65......................  Mr. LeBuhn has been a director of the Company since
                                            December 1992. Mr. LeBuhn is a private investor. He was
                                            Chairman of Investor International (U.S.), Inc., an
                                            investment firm in New York, New York, until September
                                            1994. Mr. LeBuhn serves as a director of USAir Group,
                                            Inc., Cambrex Corp., and Enzon, Inc.
Michael R. McCarthy(2)(4), 46.............  Mr. McCarthy has been a director of the Company since
                                            December 1992. Mr. McCarthy has been Chairman and a
                                            director of McCarthy & Co., a firm engaged in the
                                            investment banking business in Omaha, Nebraska, since it
                                            was organized in 1986. He is also a director and
                                            Chairman of McCarthy Group, Inc., which is an investment
                                            and merchant banking firm and the parent of McCarthy &
                                            Co. Mr. McCarthy also serves as a director of Major
                                            Realty Corporation.
John P. Nelson(2), 57.....................  Mr. Nelson has been President and Chief Operating
                                            Officer of the Company since March 1994, and a director
                                            since August 1993. Mr. Nelson serves as either Chairman
                                            or President and a director of The Redland Group, Inc.,
                                            and its insurance subsidiaries, all of which are
                                            subsidiaries of the Company. Since August 1993 he has
                                            served as a director of Acceptance Insurance Holdings
                                            Inc. and each of its subsidiaries.

                                                        POSITION, PRINCIPAL OCCUPATIONS
               NAME AND AGE                                 AND OTHER DIRECTORSHIPS
               ------------                             -------------------------------
R. L. Richards(1), 49.....................  Mr. Richards has been a director of the Company since
                                            January 1991. Mr. Richards serves as Managing Director
                                            of RDT Limited, a private investment company located in
                                            Dublin, Ohio. Prior to the organization of RDT Limited
                                            in December 1994, he served as President and director of
                                            its predecessor and has held various positions with that
                                            company since 1978. Mr. Richards also serves as a
                                            director of United Magazine Company.
David L. Treadwell(3), 43.................  Mr. Treadwell has been a director of the Company since
                                            December 1992. Mr. Treadwell has been director, Chairman
                                            and Chief Executive Officer of Major Realty since March
                                            1992. Mr. Treadwell also is President of Prechter
                                            Holdings, Inc., which is responsible for a portfolio of
                                            investments, including operating businesses in
                                            automotive supply, newspaper publishing, real estate
                                            development and residential construction.
Doug T. Valassis(3), 45...................  Mr. Valassis has been a director of the Company since
                                            December 1992. Mr. Valassis is President and Chief
                                            Operating Officer and a director of Franklin
                                            Enterprises, Inc., an investment management firm in
                                            Deerfield, Illinois. Mr. Valassis also serves as a
                                            director of Warehouse Club, Inc., and serves as a
                                            director and officer of Lindner Investments,
                                            Massachusetts Trust, a complex of six investment funds;
                                            Mr. Valassis serves as director for each of the six
                                            funds.

-------------------------
(1) Member of the Audit Committee of the Company.

(2) Member of the Executive Committee of the Company.

(3) Member of the Compensation Committee of the Company.

(4) Member of the Nominating Committee of the Company.

                PROPOSAL 2 -- RATIFY APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company for 1998. The appointment of independent pubic accountants by the Board of Directors is submitted for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

               III. INFORMATION ABOUT THE COMPANY, DIRECTORS AND
                               EXECUTIVE OFFICERS

           MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

     The Board of Directors met five times in 1997. All of the nominees for director served on the Board of Directors throughout 1997. There are four committees of the Board, an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee.

     The Executive Committee may exercise certain limited powers of the Board of Directors. It met twice in 1997. The Audit Committee has authority to review internal audit and financial controls, and to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls, and approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee met once in 1997. The Compensation Committee reviews the compensation of the executive officers of the Company, and makes recommendations to the Board of Directors regarding such compensation and awards under the various compensation plans adopted by the Company. The Compensation Committee did not meet formally in 1997. The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee did not meet formally in 1997. The Nominating Committee intends to recommend nominees to the Board based solely upon the deliberations of the Nominating Committee.

     During 1997, each director participated in at least 75% of the meetings or actions by consent of the Board of Directors and each committee on which he sat.

                           COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not full-time employees of the Company receive an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the Board of Directors, $1,000 for attendance at each meeting of a Committee on which the director sits occurring other than on a day when the directors meet, and $500 for each such meeting occurring on a day when the directors meet. Non-employee directors who serve as Chairman of a Board Committee, receive an additional $3,000 annual retainer.

     Mr. Treadwell is Chairman and Chief Executive Officer and a director, of Major Realty Corporation ("Major Realty"). Mr. Treadwell is employed on a month-to-month basis under an Employee Lease Agreement with Mr. Treadwell's primary employer, Prechter Holdings, Inc. Under the Employee Lease Agreement, Mr. Treadwell is required to devote such time to his duties as Chief Executive Officer of Major Realty as he and the Major Realty Board determine to be necessary, and through April 1, 1997, Major Realty paid to Prechter Holdings, Inc., $25,000 annually for Mr. Treadwell's services. Effective April 1, 1997, the Employee Lease Agreement was extended for one additional year, and compensation for Mr. Treadwell's services as Chief Executive Officer remained at $25,000. Major Realty will pay a success fee of .5% with respect to transactions consummated during the term of the Agreement and for transactions contracted for which are closed within a specified period of time after termination of the Agreement up to a maximum of $75,000. Major Realty also has granted to Mr. Treadwell an option to purchase, during a period ending 10 days after termination of his employment by Major Realty, termination of the Employee Lease Agreement, or a change of control of Major Realty, 100,000 shares of Major Realty common stock for $2.7679 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Treadwell, a director and member of the Compensation Committee, is Chairman, Chief Executive Officer and a director of Major Realty Corporation. Mr. Coon, Chairman, Chief Executive Officer and a director of the Company, is a director of Major Realty Corporation. See "Compensation of Directors" for information with respect to compensation paid to or on behalf of Mr. Treadwell by Major Realty Corporation in 1997. Major Realty does not have a compensation committee, and compensation issues are determined by its Board of Directors.

                               EXECUTIVE OFFICERS

     The individuals identified below are the executive officers of the Company who have been appointed by the Board of Directors and who served in the capacities indicated at December 31, 1997. Executive officers normally are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Kenneth C. Coon, 47........  Chairman and Chief Executive Officer of the Company
                             and a director of the Company since December 1992. He served as Interim Chief Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March 1994, whereupon he was elected Chairman and Chief Executive Officer. Mr. Coon has been President and Chief Executive Officer and a director of Acceptance Insurance Holdings Inc. since its formation and of each of its subsidiaries since their formation or acquisition; and, since August 1993 has served as a director of The Redland Group, Inc. and each of its subsidiaries, all of which are subsidiaries of the Company. Mr. Coon also serves as a director of Major Realty Corporation.

John P. Nelson, 57.........  President and Chief Operating Officer of the
                             Company since March 1994, and a director since August 1993. Mr. Nelson serves as either Chairman or President and a director of The Redland Group, Inc., and its insurance subsidiaries, all of which are subsidiaries of the Company. Since August 1993 he has served as a director of Acceptance Insurance Holdings Inc. and each of its subsidiaries.

G. Thomas Bolton, 52.......  Senior Vice President, Claims since January 1996.
                             Mr. Bolton came to Acceptance from Arthur Andersen LLP, where he was a Property and Casualty Claims Consultant. Prior to that time he was employed for 16 years by, and was the Eastern Territorial Claim Executive and Assistant Vice President for, the Home Insurance Group.

Greg D. Ewald, 44..........  Senior Vice President of Underwriting of the
                             Company since October 1993. Mr. Ewald has been Vice President of Underwriting for Acceptance Insurance Company and Acceptance Indemnity Insurance Company since April 1990. Prior thereto, Mr. Ewald was Vice President, Treaty Underwriting, at Underwriters Reinsurance Company.

William J. Gerber, 40......  Vice President, Investments and Investor Relations
                             of the Company since December 1992, and of Acceptance Insurance Holdings Inc. since July 1, 1991. Beginning in August 1987, he was Director of Financial Reporting and Acquisitions for the Company. Prior thereto, he was a certified public accountant with Coopers & Lybrand.

Richard C. Gibson, 62......  Executive Vice President of The Redland Group,
                             Inc., since August 1993, and effective January 1996, President of American Growers and Chairman and Chief Executive Officer of American Agrisurance, Inc., a wholly-owned marketing subsidiary of the Company. Mr. Gibson served as President of American Agrisurance, Inc., from its formation in November 1976 until January 1996. From 1973 through 1976, Mr. Gibson was Vice President and Marketing Manager of Blakley Crop Hail and prior to that time, from 1964 through 1973 Branch Manager of the Crop Division of the Insurance Company of North America.

Robert W. Haney, 56........  Senior Vice President of Claims of the Company
                             since July 1993. For the prior 11 years, Mr. Haney was Assistant Vice President of Claims for Empire Fire & Marine Insurance Company.

Karl Heinz-Lenk, 58........  Vice President, Information Systems, for the
                             Company since May, 1996. Mr. Heinz-Lenk was employed by Unisys Corporation for 15 years prior to joining the Company.

Peter A. Knolla, 51........  Assistant Secretary of the Company since December of 1992. He has been Secretary of the majority of the Acceptance subsidiaries since July of 1991. Prior to that time he was associated with the Central National Insurance Group and Empire Fire and Marine Insurance Company for 15 years.

Georgia M. Mace, 48........  Treasurer and Chief Financial Officer of the
                             Company since May 1992. Ms. Mace has been Treasurer and Chief Financial Officer of Acceptance Insurance Company since its formation and of each of the Acceptance subsidiaries since their formation or acquisition. She also has served as a director of Acceptance Insurance Company and Phoenix Indemnity Insurance Company since their formation. Ms. Mace formerly was Treasurer of Cornhusker Casualty, a division of Berkshire Hathaway.

George P. Mang, 67.........  Senior Vice President and Chief Operating Officer
                             of Phoenix Indemnity since April 1994. Mr. Mang served as Secretary of Phoenix Indemnity from its organization in 1988 until 1994. Prior to that time, Mr. Mang was Executive Vice President of Statewide Insurance for 25 years.

Mark R. Shapland, 39.......  Vice President and Chief Actuary since August 1996.
                             During the preceding six years, Mr. Shapland was an actuary with Zurich Insurance Company, and Vice President and Chief Actuary with Empire Fire & Marine Insurance Company.

Raymond N. Siebert, 50.....  Vice President of Administration for the Company
                             since May 1995. Prior to that, Mr. Siebert was an Assistant Vice President for Systems and Operations for the Home Insurance Company. Mr. Siebert held various administrative and operations support positions at Home Insurance for 13 years. He also has held positions in a similar capacity for the IL. FAIR Plan, Chubb and Son, and Allstate Insurance Co., dating back to 1975.

Bruce W. Slaughter, 61.....  Senior Vice President of Redland Insurance Company
                             since October of 1995. Prior to coming with Acceptance Insurance Companies in October of 1994, Mr. Slaughter was Executive Vice President of Home Insurance Company. Prior to that time he was Vice President with Chubb Insurance Group, having been with them for a period of 24 years.

Joseph G. Smith, 43........  Vice President of Budget, Audit and Strategic
                             Planning since August 1993. Mr. Smith served as Vice President and Treasurer of Redland Insurance Company from September 1982 to October 1994. Prior to joining Redland, Mr. Smith worked as a certified public accountant with Ernst & Whinney for six years.

Thomas D. Stamm, 51........  Senior Vice President of Acceptance Insurance
                             Company since October 1993. Prior to that time, Mr. Stamm was a founding officer and Senior Vice President of Underwriting for the Scottsdale Insurance Company. Prior to that time, Mr. Stamm was a Vice President of Underwriting for Great Southwest Fire Insurance Company for 10 years.

John R. Svoboda, 45........  Vice President of Regulatory Affairs for the
                             Company since July 1991. He has been with the Company since 1987. For the prior 13 years Mr. Svoboda was a Senior Examiner with the Nebraska Department of Insurance.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for each of the three years ended December 31, 1997, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                        ANNUAL COMPENSATION              COMPENSATION
                                  --------------------------------   --------------------
                                                                      DEFERRED
            NAME AND                                                 CASH BONUS   OPTION         OTHER
       PRINCIPAL POSITION         YEAR       SALARY       BONUS(1)   PAYABLE(2)     (#)     COMPENSATION(3)
       ------------------         ----       ------       --------   ----------   ------    ---------------
Kenneth C. Coon.................  1997      $274,374      $414,283    $     --         --      $372,938(4)
  Chairman, Chief Executive       1996       275,875       166,163     120,663    280,000        24,602(5)
  Officer and Director            1995       270,000       183,163     166,163     70,000         8,696(5)
John P. Nelson..................  1997       252,088       285,885          --         --        26,899
  President, Chief Operating      1996       253,750        94,160      83,160    220,000        17,396
  Officer and Director            1995       247,500        94,160      94,160     30,000            --
Richard C. Gibson...............  1997       209,463       158,601          --         --        11,521
  Chairman and Chief Executive    1996       203,850        87,400      23,400     70,000            --
  Officer, American               1995       199,388        23,400      23,400     10,000            --
  Agrisurance, Inc.
George T. Bolton................  1997       190,478        46,800          --         --        11,864
  Sr. Vice President              1996       142,695            --          --     25,000         7,135
  Claims, Acceptance              1995            --            --          --         --            --
  Insurance Company
Kim Gibson......................  1997       139,750        98,467          --         --         9,020
  President and Chief             1996       130,000        52,667      12,667     70,000         9,133
  Operating Officer, American     1995       100,000        12,667      12,667         --            --
  Agrisurance, Inc.

-------------------------
(1) Reflects amounts paid under the Management Incentive Compensation Plan adopted by the Company pursuant to which cash bonuses may be awarded to executives and key employees of the Company and its subsidiaries measured principally on Company earnings and individual performance.

(2) The amounts reflect cash bonuses earned by the named executive officers and payable in the next year. Bonuses earned in 1995 and prior years are payable in three annual installments.

(3) Except where indicated, these amounts reflect the Company's contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.

(4) Includes $300,957 paid to Mr. Coon for the income tax benefit received by the Company for its recognition of compensation to him in connection with the exercise of non-qualified stock options.

(5) Includes $2,500 paid to Mr. Coon in 1996, and $5,000 in 1995, as director fees by Major Realty Corporation, the 33.1% subsidiary of the Company.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company did not grant any stock options or stock appreciation rights to key employees in the year ended December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                      SHARES
                                     ACQUIRED                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED*
                                        ON         VALUE         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                     EXERCISE    REALIZED         OPTIONS AT FY-END (#)         OPTIONS AT FY-END ($)
               NAME                    (#)          ($)         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
               ----                  --------    --------       -------------------------     -------------------------
Kenneth C. Coon....................   56,646      809,273     153,500 Exercisable Options            $1,457,105
  Chairman, Chief Executive Officer                           271,500 Unexercisable Options             585,431
John P. Nelson.....................     None          N/A     59,000 Exercisable Options                343,027
  President, Chief Operating
  Officer                                                     191,000 Unexercisable Options             213,051
Richard C. Gibson..................     None          N/A     14,000 Exercisable Options                 62,909
  Executive Vice President,                                   56,000 Unexercisable Options               21,553
  The Redland Group, Inc.
Kim Gibson.........................     None          N/A     19,000 Exercisable Options                111,347
  President and                                               61,000 Unexercisable Options               69,991
  Chief Operating Officer,
  American Agrisurance Company
George T. Bolton...................     None          N/A     5,000 Exercisable Options                  22,468
  Senior Vice President --                                    20,000 Unexercisable Options                7,698
  Claims, Acceptance Insurance
  Company

-------------------------
* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 1997.

EMPLOYMENT AGREEMENTS

     Kenneth C. Coon, Chairman and Chief Executive Officer of the Company, is employed under an employment agreement. Under this agreement, upon termination of his employment without cause or in certain circumstances by him, the Company is obligated to pay him the amount of his base salary remaining payable over the balance of his employment term (currently ending December 31, 1998, subject to annual automatic one year extensions unless terminated by either party upon one year's notice prior to each January 1), the amount of his highest annual cash bonus earned multiplied by the number of full and partial years remaining in his employment term, and the amount of any incentive, profit-sharing bonus, stock option or other plan accrued on his behalf. Similar payments are due upon the death or disability of Mr. Coon.

     John P. Nelson and Richard C. Gibson, respectively the President and Chief Operating Officer of the Company, and Chairman and Chief Executive Officer of American Agrisurance, Inc., one of the Company's subsidiaries, are each employed pursuant to identical employment agreements for a term currently ending December 31, 1998, but subject to annual automatic one-year extensions, unless terminated by either party upon 45 days notice prior to each January 1.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In 1993, the Committee developed the current compensation program covering the Company's Chief Executive Officer, and other executive officers and key employees. Compensation is composed of a combination of salary, incentive cash bonuses and stock option grants. The Committee believes that, when operating goals established for the Company are met, it is in the Company's best interest to maintain the level of experienced executives and key employees who delivered such results by allowing such persons to participate in the Company's profits.

     The Company intends that the salary portion of executive compensation, while intended to be competitive in the market place for comparable positions, is not intended as the principal vehicle for rewarding high-level performance by such executives. Rather, over time, the compensation policy will limit salary increases largely to reflect inflation and increased responsibility. The Management Incentive Compensation Plan, calling for the payment of cash bonuses in accordance with the provisions of the Plan, will be the vehicle for rewarding superior performance.

     The Management Incentive Compensation Plan includes the following:

        (a) Early each year, the Committee, working with the Chief Executive Officer and other key executives, will establish overall Company performance goals, as a target net earnings per share for the year. The senior executive of each staff and operating division, working with the Chief Executive Officer and the Committee, will set individual performance goals for key employees within their division, which are tied to the Company's strategic plan for such division for that year. These individual performance goals are intended to be objective and identifiable in order to measure the degree of performance by the executives and key employees.

        (b)The maximum bonus payable is established as a percentage of base salary which ranges from 200% for the Chief Executive Officer down to 20% for lower level key employees. There also is established, as a percentage of bonus payable, the extent to which the amount of bonus will be based upon meeting Company goals, and the extent to which the bonus will be based upon meeting individual goals. Not more than 20% of the maximum bonus payable may be granted at the discretion of the Committee. Attainment of Company goals is weighted more heavily for senior executives (70% for the Chief Executive Officer), while individual goals are weighted more heavily for executives and key employees at the staff and division levels.

        (c) The Plan ties the amount of bonus payable, as a percentage of the total maximum, to an analysis of the degree to which goals are met, exceeded or not met. This formula calls for payment of 75% of the maximum bonus where 100% of the goals are achieved; an additional 1% of maximum bonus for each 1% that the goals are exceeded (up to the maximum amount of bonus); a reduction of 2% of maximum bonus for each 1% below 100% attainment of goals; with no bonus payable if less than 75% of goals are obtained.

     For 1995 and prior years, incentive bonuses earned were payable over a three year period, with the first such payment to be made within 120 days following the end of the applicable year as to which the incentive bonus is earned, and on a like day each year thereafter. In 1996 the Plan was amended to provide that bonuses earned in one year are payable in full in the following year. The Committee may establish an aggregate maximum amount of bonuses which may be granted in any year.

     Effective June 1, 1996, the Company has adopted an Executive Deferred Compensation Plan. The Plan is a non-qualified deferred compensation arrangement pursuant to which eligible employees may defer compensation by having the Company pay over to the Plan and defer income tax liability on the deferred amounts until the compensation is received by them. Only highly compensated (in excess of $80,000 annually) or key management employees selected by the Committee and who elect to participate in the Plan are eligible under the Plan. The Company matches 100% of the first 5% of income deferred by participants in the Plan.

     The Committee believes that incentive stock options remain an important aspect of executive compensation, particularly for the Chief Executive Officer, Chief Operating Officer and senior executives. At present, the award of incentive stock options is made at the discretion of the Committee, although the Chief Executive Officer is consulted with respect to the grant of stock options to the other senior executives.

     The Committee has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it eminent that annual compensation to any executive officer will exceed $1 million. The Committee does, however, intend to monitor executive compensation, including the value of compensation which may ultimately be received by executive officers, including the Chief Executive Officer, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) at the time it deems it necessary to do so.

     In all respects, the action of the Compensation Committee is subject to approval by the Board of Directors. During 1997, based upon the foregoing criteria applied to the 1996 year, the Board of Directors awarded the Chief Executive Officer a cash bonus in the amount of $414,283 and did not increase his salary.

     Members of the Compensation Committee are:

        Robert LeBuhn, Chairman
        David L. Treadwell
        Doug T. Valassis

                            STOCK PERFORMANCE GRAPHS

     The following graph compares the performance of the Company's Common Stock over the last five years to the Value Line Property and Casualty Insurance Group and the Russell 2000 Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
  Acceptance Insurance Companies, Russell 2000 Index and Value Line Insurance:
                            Property/Casualty Index
                (Performance Results Through December 31, 1997)


                                           Russell 2000     Insurance: Prop-
Acceptance Insurance Companies                    Index        erty/Casualty
100.00
125.97                                         118.91            102.18
155.84                                         116.55            101.16
154.55                                         149.70            142.15
205.19                                         174.30            181.74
251.30                                         213.00            280.29


Assumes $100 invested at the close of trading July 1, 1992 in Acceptance Insurance Companies common stock, Russell 2000 Index, and Insurance:
Property/Casualty

* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto, furnished during or with respect to the Company's 1997 fiscal year, and separate written representations, no persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the Company's 1997 fiscal year or prior fiscal years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Doug T. Valassis, a director of the Company, is the son of George F. Valassis, a principal shareholder of the Company, and is President and Chief Operating Officer and a director of Franklin Enterprises, Inc. ("Franklin"). Franklin is a general partner of Valassis Enterprises, L.P., another principal shareholder of the Company. Edward W. Elliott, Jr., a director of the Company, is Vice Chairman and Chief Financial Officer and a director of Franklin. Messrs. Doug T. Valassis and Edward W. Elliott, Jr., are co-trustees of an irrevocable family trust ("Valassis Children's Trust") established by George F. Valassis. Under the terms of the governing trust instrument, at any time while Mr. Elliott is co-trustee, he may acquire any and all assets held in the trust by substituting other assets of equivalent value. Doug T. Valassis also is a one third beneficiaries of the Valassis Children's Trust, and beneficiary of another family trust established by George F. Valassis.

     During the fiscal year ended December 31, 1997, the Company employed McCarthy Group Asset Management, a wholly-owned subsidiary of McCarthy Group, Inc., to furnish investment advisory services to the Company and paid approximately $364,329 for such services. Michael R. McCarthy, a director of the Company, is Chairman and the controlling shareholder of McCarthy Group, Inc.

     The Company beneficially owns 33.1% of the common stock of Major Realty Corporation ("Major Realty"). Messrs. Bielfield, Coon, McCarthy & Treadwell are directors of both the Company and Major Realty. George F. Valassis, beneficial owner of approximately 13% of the Company's common stock, owns beneficially approximately 9.8% of the Major Realty common stock. Mr. Valassis is the father of Doug T. Valassis, a director of the Company. In October 1995, the Company loaned $5,100,000 to Major Realty, collateralized by real estate, and bearing interest at prime plus 1.5%. In April 1997, the Company and Major Realty agreed to restate the loan into a new note, bearing interest at prime plus 2.5%; added to principal in the new note was accrued and unpaid interest of $386,584, bringing the new note amount to $5,450,728.

     The Company contracts with Redland & Associates, Inc., to administer health insurance benefits for its employees and to place property and casualty coverage on behalf of the Company whereby Redland & Associates, Inc., receives commissions from the insurance providers, which totalled $321,000 in 1997. In addition, the Company pays commissions and fees to Redland & Associates, Inc., in connection with insurance written and loss control activities, which totalled $181,000 in 1997. Redland & Associates, Inc., reimburses the Company for an allocable share of certain office occupancy expenses in the sum of $36,000 in 1997. John P. Nelson, President and Chief Operating Officer and a director of the Company, is Chairman of the Board and a principal shareholder of Redland & Associates, Inc.

     By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPLE SHAREHOLDERS

     The following table provides information as of April 22, 1998, with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                            SOLE OWNERSHIP              SHARED OWNERSHIP            TOTAL OWNERSHIP
                                      --------------------------   --------------------------   -----------------------
              NAME OF                 NUMBER OF        PERCENT     NUMBER OF        PERCENT     NUMBER OF     PERCENT
          BENEFICIAL OWNER            SHARES(1)      OF CLASS(2)   SHARES(1)      OF CLASS(2)   SHARES(1)   OF CLASS(2)
          ----------------            ---------      -----------   ---------      -----------   ---------   -----------
Doug T. Valassis(3).................    10,545(4)       *          1,974,875(5)      12.9%      1,985,620      13.0%
George F. Valassis
Valassis Enterprises, L.P.
Franklin Enterprises, Inc.
  1400 N. Woodward Avenue
  Suite 270
  Bloomfield Hills, MI 48304
Alliance Capital Management
  L.P.(6)...........................  1,037,826          6.8%       742,570           4.9%      1,037,826       6.8%
The Equitable Companies Incorporated
  787 Seventh Avenue
  New York, New York 10019
FMR Corp.(7)........................   854,000           5.6%            --          *           854,000        5.6%
  82 Devonshire Street
  Boston, MA 02109-3614
McCarthy Group, Inc. ...............     7,500          *           824,461           5.5%       836,226(8)     5.5%
  Suite 450, One Pacific Place
  1125 South 103rd Street
  Omaha, NE 68124
John P. Nelson......................   290,658           1.5%       677,146(9)        4.4%       967,800        5.9%
Acceptance Insurance Companies Inc.
  Suite 600 North
  222 South 15th Street
  Omaha, NE 68102
Neumeier Investment Counsel(10).....  1,074,400          7.0%            --          *          1,074,400       7.0%
  26435 Carmel Rancho Blvd.
  Carmel, CA 93923
Wanger Asset Management, L.P.(11)...        --          *          1,254,400          8.2%      1,254,400       8.2%
  227 West Monroe Street
  Suite 3000
  Chicago, IL 60606

-------------------------
  * Less than one percent.

 (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

 (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

 (3) Based upon a Schedule 13D dated April 5, 1997 filed with the Securities and Exchange Commission jointly by George F. Valassis, Doug T. Valassis, Valassis Enterprise, L.P. and Franklin Enterprises, Inc.

 (4) Doug T. Valassis directly owns 4,545 shares of Common Stock, and immediately exercisable options to purchase 7,500 shares of Common Stock.

 (5) Includes 1,325,327 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are George F. Valassis, individually, and Franklin Enterprises, Inc., of which George F. Valassis is the sole shareholder and Chairman of the Board and Doug T. Valassis is the President and Chief Operating Officer; 649,548 shares of Common Stock held pursuant to three trusts for which Doug T. Valassis acts as beneficiary and co-trustee. Excludes 55,957 shares of Common Stock held by George F. Valassis' spouse, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

 (6) Based on a Schedule 13G dated February 10, 1998, filed with the Securities and Exchange Commission on behalf of a "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) comprised of: (i) Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, (the "Mutuelle Group"); (ii) AXA-UAP, a majority interest of which is owned by the Mutuelle Group; and (iii) The Equitable Companies Incorporated, a majority interest of which is owned by AXA-UAP. Alliance Capital Management L.P, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is a subsidiary of the Equitable Companies Incorporated. This group has sole voting power over 152,280 shares of the Common Stock, sole dispositive power over 885,546 shares of the Common Stock, shared voting power over 732,735 shares of the Common Stock and shared dispositive power over 9,535 shares of the Common Stock.

 (7) Based on a Schedule 13G dated February 14, 1998, filed with the Securities and Exchange Commission on behalf of FMR Corp. FMR Corp. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and, because of a voting agreement may be considered to be controlled by Edward C. Johnson 3d, Chairman of FMR Corp. and members of his family.

 (8) McCarthy & Co. is a wholly owned subsidiary of McCarthy Group, Inc. Michael
     R. McCarthy, the Chairman, Chief Executive Officer and a director of McCarthy Group, Inc., also currently is a director of the Company. Includes immediately exercisable options to purchase 7,500 shares of Common Stock by Mr. McCarthy.

 (9) Includes 117,540 shares of Common Stock held by a family corporation controlled by Mr. Nelson, 3,700 shares of Common Stock held by Mr. Nelson's wife, 102,200 shares of Common Stock held by Mr. Nelson's children and two corporations controlled by Mr. Nelson and his children, 373,705 shares controlled by Mr. Nelson through revocable proxies, 80,000 shares held by a family limited partnership, and one share held by the company's Employee Stock Ownership Plan and immediately exercisable options to purchase 66,500 shares of Common Stock.

(10) Based on a Schedule 13G dated January 30, 1998, filed with the Securities and Exchange Commission on behalf of Neumeier Investment Counsel. Neumeier Investment Counsel is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(11) Based on a Schedule 13G dated February 6, 1998, filed with the Securities and Exchange Commission on behalf of Wanger Asset Management, L.P., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

MANAGEMENT

     The following table provides information as of April 22, 1998, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a group.

                                                                           COMMON STOCK
                                                                -----------------------------------
                                                                  NUMBER OF SHARES       PERCENT OF
                                                                BENEFICIALLY OWNED(1)     CLASS(2)
                                                                ---------------------    ----------
Jay A. Bielfield(3).........................................             19,250             *
G. Thomas Bolton(4).........................................              5,709             *
Kenneth C. Coon(5)..........................................            346,252              2.3%
Edward W. Elliott, Jr.(6)...................................            659,048              4.3%
Kim Gibson(7)...............................................             21,500             *
Richard C. Gibson(8)........................................            288,635              1.9%
Robert LeBuhn(9)............................................              9,500             *
Michael R. McCarthy(10).....................................            836,226              5.5%
John P. Nelson(11)..........................................            967,804              5.9%
R. L. Richards(12)..........................................             60,234             *
David L. Treadwell(13)......................................              7,700             *
Doug T. Valassis(14)........................................          1,985,620             13.0%
                                                                      ---------             ----
All directors and officers as a group (21 persons)..........          4,486,662             30.0%
                                                                      =========             ====

-------------------------
  *  Less than one percent.

 (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

 (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

 (3) Includes 2,500 shares owned by Mr. Bielfield's spouse and immediately exercisable options to purchase 7,500 shares of Common Stock.

 (4) Includes immediately exercisable option to purchase 5,000 shares of Common Stock.

 (5) Includes 1,216 shares of Common Stock owned by Mr. Coon's spouse, 9,792 shares of Common Stock held for Mr. Coon's account by the trustee of Company defined benefit plans, 1,224 shares of Common Stock held for Mrs. Coon's account by the trustee of Company defined benefit plans, and immediately exercisable options to purchase 158,500 shares of Common Stock.

 (6) Includes 649,548 shares of Common Stock held in various trusts for which the shareholder acts as a beneficiary, co-trustee or both, and immediately exercisable options to purchase 7,500 shares of Common Stock.

 (7) Consists of immediately exercisable options to purchase 21,500 shares of Common Stock.

 (8) Includes immediately exercisable options to purchase 14,000 shares of Common Stock.

 (9) Includes immediately exercisable options to purchase 7,500 shares of Common Stock.

 (10) Includes immediately exercisable options to purchase 7,500 shares of Common Stock. See also Note (11) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

 (11) Includes immediately exercisable options to purchase 66,500 shares of Common Stock. See Note (9) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

 (12) Includes immediately exercisable options to purchase 7,500 shares of Common Stock.

 (13) Includes immediately exercisable options to purchase 7,500 shares of Common Stock.

 (14) Includes immediately exercisable options to purchase 7,500 shares of Common Stock. Also see Notes (3), (4) and (5) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

                               IV. OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth herein. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment with respect to any such matters.

                         ------------------------------

     Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.

                                          By Order of the Board of Directors
                                          DONN E. DAVIS
                                          Secretary

April 30, 1998